UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2022

Schrodinger, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware		95-4284541
(State or other jurisdiction of incorporation or organization)	001-39206 (Commission File Number)	(I.R.S. Employer Identification No.)

1540 Broadway, 24th Floor New York, NY		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 295-5800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SDGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2022, the Board of Directors (the “Board”) of Schrödinger, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Arun Oberoi as a member of the Board, effective immediately. Mr. Oberoi will serve as a class I director with a term expiring at the 2024 annual meeting of stockholders and thereafter until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Mr. Oberoi will also serve on the Audit Committee of the Board.

From April 2012 to August 2021, Mr. Oberoi served as the Executive Vice President of Global Sales and Services at Red Hat, Inc., a provider of enterprise open-source software solutions, which was acquired by International Business Machines Corporation (“IBM”) in July 2019. Prior to that, from December 2010 to January 2012, Mr. Oberoi served as President and Chief Executive Officer of Viridity Software, Inc., a data center infrastructure management company. From March 2008 to June 2010, Mr. Oberoi served as Chief Executive Officer of Aveksa, Inc., an access governance and management software company. From January 2004 to February 2006, Mr. Oberoi was Executive Vice President of Global Sales and Technical Services at Micromuse, Inc. (“Micromuse”), a provider of network and service management solutions. Micromuse was acquired by IBM in February 2006, where Mr. Oberoi subsequently served as Vice President within IBM Tivoli until March 2008. Prior to joining Micromuse, Mr. Oberoi held a series of senior executive positions at Hewlett-Packard Company from August 1997 until December 2003, including as vice president and general manager, worldwide corporate accounts and industries, sales and marketing. Mr. Oberoi serves on the board of directors of Proofpoint, Inc., an enterprise security company, and Talend S.A., an open source integration software provider, which are both portfolio companies of Thoma Bravo, L.P., and Deeplite, Inc., a provider of intelligent AI optimization software. Mr. Oberoi received a B.A. from the University of Delhi and an M.B.A. from Northwestern University.

There are no arrangements or understandings between Mr. Oberoi and any other persons pursuant to which he was elected as a director. There are no transactions in which Mr. Oberoi has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended.

Mr. Oberoi will receive compensation for his service as a non-employee director and for committee service in accordance with the Company’s Third Amended and Restated Director Compensation Policy, a copy of which was filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 4, 2022, including the award of a one-time nonqualified stock option under the Company’s 2020 Equity Incentive Plan to purchase 30,223 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) having an aggregate value of $380,000 as of the date of his initial election to the Board, determined using a Black-Scholes valuation model, at an exercise price of $24.77 per share, which was equal to the closing price of the Common Stock on the Nasdaq Global Select Market on the effective date of Mr. Oberoi’s election.

In addition, in connection with his election, Mr. Oberoi will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.21 to the Company’s Registration Statement on Form S-1 (File No. 333-235890) filed with the Securities and Exchange Commission on January 10, 2020. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Oberoi for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in any action or proceeding arising out of his service as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Schrödinger, Inc.

Date: May 19, 2022	By:	/s/ Yvonne Tran
Yvonne Tran Chief Legal Officer and Corporate Secretary

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